Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as listed below, of Mid-State Bank  & Trust of our report dated June 2, 2006 related to the financial statements and schedule, of the Mid-State Bank & Trust  Profit Sharing and Salary Deferral 401(k) Plan appearing on this Form 11-K for the year ended December 31, 2005.

Registration Form	File No.	Effective Date
Form S-8	333-38584	June 5, 2000

/s/ BDO Seidman, LLP
Costa Mesa, California
June 28, 2006